UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SUN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 17, 2014
SUPPLEMENT TO PROXY STATEMENT

June 24, 2014

The following information relates to the proxy statement (the “Proxy Statement”) of Sun Bancorp, Inc. (the “Company”), dated June 4, 2014, furnished electronically to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for the 2014 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.

The Annual Meeting will be held as scheduled at the Company’s Executive Office, 350 Fellowship Road, Suite 101, Mount Laurel, New Jersey, on July 17, 2014, at 9:30 a.m.

One of the proposals set forth in the Proxy Statement and originally intended to be presented to shareholders at the Annual Meeting was Proposal No. III - the approval of an amendment to the Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan to increase the number of shares available for awards and the individual award limits thereunder (the “2010 Stock Plan Amendment Proposal”). Subsequent to the filing of the Proxy Statement, and after further deliberation, the Board of Directors of the Company has determined to withdraw the 2010 Stock Plan Amendment Proposal from the Proxy Statement.  Therefore, Proposal No. III will not be considered or voted upon at the Annual Meeting.  Voting will continue on all other proposals as set forth in the Proxy Statement (Proposals I, II, IV and V) at the Annual Meeting.

By means of this Supplement, the Company is amending the Proxy Statement and withdrawing Proposal No. III, the 2010 Stock Plan Amendment Proposal, and all materials related to that proposal.  The Company will not distribute, and shareholders do not need to sign, new proxy cards.  Proxy cards received with direction on Proposal III, the 2010 Stock Plan Amendment Proposal, will not be voted on Proposal III.

This Supplement should be read in conjunction with the Company’s Proxy Statement and the Notice of Annual Meeting of Shareholders that accompanied the Proxy Statement, as filed with the Securities and Exchange Commission on June 4, 2014.

The complete proxy materials for the Annual Meeting, including this Supplement, continue to be available on the Internet at www.envisionreports.com/SNBC.

Important Notice Regarding Internet Availability of Proxy Materials
for the Shareholder Annual Meeting
to be Held on July 17, 2014 at 9:30 a.m.

The Proxy Statement, this Supplement and the 2013 Annual Report to Shareholders are available for review on the Internet at www.envisionreports.com/SNBC.